Exhibit 10.1

RADIUS HEALTH, INC.

2013 Employee Bonus Plan

1.                                      General

1.1                               Purpose.  This 2013 Employee Bonus Plan (the “Plan”) is intended to encourage the employees of Radius Health, Inc., a Delaware corporation (the “Company”), who make a significant contribution to the success of the Company and who remain employees of the Company at the requisite time, to enter into and maintain continuing and long-term relationships with the Company, and to focus the attention and efforts of such employees on the financial and operational goals of the Company, with the purpose of compensating such employees at the time of, and in connection with, the sale of the Company to a third party.

1.2                               Administration.  The Plan shall be administered by the Company’s board of directors or a committee thereof (the “Bonus Pool Administrator”) with recommendations and input from the chief executive officer of the Company.  All actions of the Bonus Pool Administrator shall require the affirmative vote or consent of a majority of the members of the Bonus Pool Administrator.

1.3.                            Units Subject to the Plan.  Unless otherwise determined by the Bonus Pool Administrator at any time and from time to time, the number of units subject to allocation under the Plan (the “Units”) shall be equal to the sum of (i) the aggregate number of shares of the Company’s outstanding Common Stock (as defined in the Certificate of Incorporation (as defined below)), held by all Eligible Employees (as defined below), plus (ii) the aggregate number of shares of Common Stock issuable upon the exercise or conversion of securities convertible into or exercisable for shares of Common Stock (e.g., stock options), excluding (x) shares of Preferred Stock (as defined in the Certificate of Incorporation ), (y) securities convertible into or exercisable for shares of Preferred Stock and (z) shares of Common Stock issued or issuable upon conversion of the Preferred Stock (the shares and securities referenced in the preceding clauses (x) through (z) being referred to herein as the “Excluded Preferred Securities”), held by all Eligible Employees at any time during the period beginning on the date that is three (3) months prior to the closing of an Event of Sale and ending on the date of the closing of the Event of Sale (the “Pre-Closing Period”) other than any such securities that are converted or exercised for shares of Common Stock within the Pre-Closing Period and therefore included as Units under the Plan pursuant to clause (i) above.

2.                                      Bonus Pool Amount

There shall be an amount (the “Bonus Pool Amount”) allocated as a bonus pool for Eligible Employees under the Plan equal to six and one-half percent (6.5%) of the sum of: (w) if the Senior Majority (as defined in the Series A-1 Certificate (as defined below)) elect, pursuant to Section 4(i) of the Series A-1 Certificate, to waive the right of the holders of Preferred Stock (as defined in the Series A-1 Certificate) under the Series A-1 Certificate to receive the Special Liquidation Price (as defined in the Series A-1 Certificate) upon an Event of Sale (as defined in the Series A-1 Certificate), the aggregate value or amount of all proceeds legally available (or to be available) for distribution or payment to all Specified Holders (as defined below) upon such Event of Sale plus the aggregate amount of any and all dividends declared or accrued by the Company at any time prior to such Event of Sale on any shares of capital stock held by the Specified Holders (so long as such amount is not already included as part of the proceeds legally available (or to be available) for distribution or payment pursuant to the first part of this clause (w) above pursuant to the liquidation provisions set forth in Sections 4(a)-(h) of the Series A-1 Certificate); (x) if the Series B Majority (as defined in the Series B Certificate) elect, pursuant to Section

4(e) of the Series B Certificate, to waive the right of the holders of Series B Stock (as defined in the Series B Certificate) to receive the Series B Special Liquidation Price (as defined in the Series B Certificate) upon an Event of Sale (as defined in the Series B Certificate), the aggregate value or amount of all proceeds legally available (or to be available) for distribution or payment to all Series B Holders upon such Event of Sale plus the aggregate amount of any and all dividends declared or accrued by the Company at any time prior to such Event of Sale on any shares of capital stock held by the Series B Holders (so long as such amount is not already included as part of the proceeds legally available (or to be available) for distribution or payment pursuant to the first part of this clause (x) above pursuant to the liquidation provisions set forth in Sections 4(a)-(d) of the Series B Certificate); (y) if the Senior Majority does not waive the provisions of Section 4(i) of the Series A-1 Certificate upon an Event of Sale (as defined in the Series A-1 Certificate), the amount of the Special Liquidation Price plus the aggregate amount of any and all dividends declared or accrued by the Company at any time prior to such Event of Sale on any shares of capital stock held by the Specified Holders (so long as such amount is not already included as part of the Special Liquidation Price) plus the aggregate value or amount of proceeds available for distribution to the holders of Common Stock pursuant to Section 4(h) of the Series A-1 Certificate (in light of the implementation of Section 4(i) of the Series A-1 Certificate); plus (z) if the Series B Majority does not waive the provisions of Section 4(e) of the Series B Certificate upon an Event of Sale (as defined in the Series B Certificate), the amount of the Series B Special Liquidation Price plus the aggregate amount of any and all dividends declared or accrued by the Company at any time prior to such Event of Sale on any shares of capital stock held by the Series B Holders (so long as such amount is not already included as part of the Series B Special Liquidation Price) plus the aggregate value or amount of proceeds available for distribution to the holders of Common Stock pursuant to Section 4(d) of the Series A-1 Certificate (in light of the implementation of Section 4(e) of the Series A-1 Certificate) (so long as such amount is not already included as part of the proceeds legally available (or to be available) for distribution or payment pursuant to the last part of clause (y) above pursuant to Sections 4(h) of the Series A-1 Certificate).

3.                                      Participating Employees and Allocation of Units

3.1                               Generally.  Each Eligible Employee shall be allocated one Unit of the Plan for each Common Share Equivalent (as defined below) held by such Eligible Employee.  For purposes of the Plan: (i) “Certificate of Incorporation” shall mean the Certificate of Incorporation filed by the Company with the Secretary of State of the State of Delaware on February 4, 2008, (ii) “Common Share Equivalent” shall mean each share of outstanding Common Stock and each share of Common Stock issuable upon the exercise or conversion of securities convertible into or exercisable for shares of Common Stock (e.g., stock options) (excluding all Excluded Preferred Securities), including stock options that are cancelled or terminate at any time during the Pre-Closing Period, (iii) “Eligible Employee” shall mean any employee of the Company designated by the Bonus Pool Administrator, (iv) “Event of Sale”, unless indicated otherwise, shall have the meaning ascribed thereto in the Series B Certificate, (v) “Participating Employee” shall mean each Eligible Employee who remains an employee (or is deemed to have remained an employee as contemplated in this Plan) of the Company through the closing of an Event of Sale, (vi) “Series A-1 Certificate” shall mean the Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock of the Company filed by the Company with the Secretary of State of the State of Delaware on May 17, 2011, as amended to date and in effect from time to time, (vii) “Series B Certificate” shall mean the Certificate of Designations of the Series B Convertible Preferred Stock of the Company filed by the Company with the Secretary of State of the State of Delaware on April 23, 2013, as amended to date and in effect from time to time, (viii) “Series B Holder” shall mean any holder of shares of Series B Stock or any shares of Common Stock issued or issuable upon conversion of any shares of Series B Stock and (ix) “Specified Holders” shall mean all holders of capital stock of the Company

(including the Participating Employees) other than all Series B Holders.  A list of the initial Eligible Employees as of the effective date of the Plan is attached hereto as Exhibit A.  The Bonus Pool Administrator, with input from the chief executive officer of the Company, may designate additional employees as Eligible Employees, as applicable, or rescind the designation of any employee as an Eligible Employee, as applicable, at any time and for any reason or no reason at all.  Each time that additional employees are designated Eligible Employees or the designation of any employee as an Eligible Employee is rescinded, then Exhibit A shall automatically be updated (and any officer of the Company shall be authorized to update Exhibit A accordingly), and Exhibit A shall serve as definitive evidence of each person who is an Eligible Employee under the Plan.

3.2                               Forfeiture of Units.  Unless otherwise expressly permitted in writing by the Bonus Pool Administrator in its sole discretion, all Units allocated to any Eligible Employee shall automatically be forfeited upon the termination (whether by the Eligible Employee or by the Company, for any reason or no reason at all, including death or disability of the Eligible Employee) of the Eligible Employee’s employment with the Company.  Notwithstanding the foregoing, if an Eligible Employee’s employment is terminated by the Company without Cause or in the event of the death or disability of the Eligible Employee resulting in the termination of such employment with the Company, in each case during the Pre-Closing Period, such Eligible Employee shall be deemed to be a Participating Employee for all purposes of the Plan and, subject to the right of the Bonus Pool Administrator to rescind the designation of any employee as an Eligible Employee, as applicable, at any time and for any reason or no reason at all, shall be eligible to receive the benefits to which such Eligible Employee would have been entitled had he or she been actually employed by the Company immediately prior to such Event of Sale, unless this Plan has been terminated in accordance with the terms set forth herein.  For purposes of the Plan, “Cause” shall mean, with respect to a person, (a) any willful misconduct by such person in connection with his or her employment that results in material harm to the Company, or any willful failure by such person to perform his or her employment responsibilities in the best interests of the Company that is not remedied with ten (10) business days after written notice thereof is provided to such person by the Company, (b) the conviction of such person of, or the entry of a pleading of guilty or nolo contendere by such person to, any crime involving moral turpitude or any felony or (c) the breach by such person of the terms and conditions of any employment, noncompetition, nondisclosure, nonsolicitation or assignment of inventions agreement between such person and the Company, all as determined in good faith by the Bonus Pool Administrator.

3.3                               Non-Transferable.  Units are not assignable or transferable, except by will or by laws of descent as specifically contemplated herein.  No Eligible Employee or Participating Employee shall have the right to sell, assign, transfer, pledge, gift, encumber, hypothecate or otherwise dispose of his or her right in or to any Units (or payments in respect thereof) in any manner, except by will or by the laws of descent as specifically contemplated herein, nor shall such right of any Eligible Employee or Participating Employee be subject to claims of his or her creditors other than the Company, or be liable to attachment, execution or other process of law.  Any attempted sale, assignment, transfer, pledge, encumbrance, hypothecation, gift or other disposition of an Eligible Employee’s or a Participating Employee’s right in or to the Units (or payments in respect thereof), except by will or by the laws of descent and distribution as specifically contemplated herein, shall be null and void and without effect and shall automatically result in the forfeiture of such Units by such Eligible Employee or Participating Employee.  Nothing contained in this Section 3.3 shall preclude transfer of any Units pursuant to domestic relations orders which otherwise satisfy all of the requirements applicable to “qualified domestic relations orders” as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”) (including the requirement that no such order may alter the time, form, or conditions of payment).

3.4                               No Certification of Units.  Units will not be certificated and the right to receive a payment hereunder shall be a contract right only and will be evidenced only by this Plan, the actions of the board of directors (where applicable) and the Bonus Pool Administrator and the names set forth on Exhibit A, as such exhibit is amended and updated from time to time.  Units carry no voting, dividend, participation, liquidation or other rights, privileges, preferences or other characteristics of equity or stock.

3.5                               No Representations or Warranties.  No representation or warranty is made with respect to the value, if any, of any Units allocated under this Plan.  The obligations of the Company under this Plan are solely obligations of the Company and no stockholder, director or officer of the Company shall have any personal liability for any payments under this Plan or otherwise have any liability in respect of this Plan or any obligation of the Company hereunder.

4.                                      Payment of Bonus Pool

4.1                               Generally.  Upon the consummation of the first Event of Sale that occurs following the effective date of this Plan, in accordance with the terms of the Plan, the Company shall pay (or cause to be paid) to each Participating Employee (each such payment being referred to herein as a “Plan Payment”) (a) his or her Pro Rata Employee Portion (as defined below) of the Bonus Pool Amount minus (b) the aggregate value of all proceeds legally available (or to be available) for distribution (with it being understood that proceeds in respect of securities exercisable for shares of Common Stock shall only be deemed available for distribution after deducting any exercise price payable in connection with the exercise thereof) to such Participating Employee as a result of an Event of Sale in respect of all vested and unvested Common Share Equivalents held by such Participating Employee immediately prior to the consummation of such Event of Sale, if any.  For purposes of clarification, in the event that the proceeds referenced in the immediately preceding clause (b) exceed such Participating Employee’s Pro Rata Employee Portion of the Bonus Pool Amount, then the amount of such Participating Employee’s Plan Payment under the Plan shall be deemed to be zero.  In the event that proceeds available (or to be available) for distribution consist of assets other than cash (including equity securities underlying vested and unvested convertible securities (e.g., options) that are assumed or substituted for in connection with the Event of Sale), then the value of such non-cash proceeds shall be determined in good faith by the Bonus Pool Administrator.  For each Participating Employee, his or her “Pro Rata Employee Portion” shall be equal to a fraction, the numerator of which is the number of Units allocated to such Participating Employee and the denominator of which is the total number of Units allocated to all Participating Employees under the Plan, in each case as of the date of the Event of Sale.  Such Pro Rata Employee Portion shall be paid promptly but in any event not later than the 15th day of March following the calendar year of the Event of Sale, provided, however, that in the event that all or any portion of the proceeds available (or to be available) for distribution to holders of capital stock of the Company upon an Event of Sale are placed in escrow, otherwise held back by the acquirer (for any reason) or constitute earn-out, contingent, time-based or other similar payments (collectively, “Employee Deferred Proceeds”), then in each case, upon the election of the Bonus Pool Administrator, a corresponding portion of the Bonus Pool Amount for each Participating Employee shall be held in such escrow or shall be held back, and paid only if and when the Employee Deferred Proceeds are actually released or made, and in each case paid:

(a) in the case of an Event of Sale which is a change in ownership of the Company within the meaning of Section 409A of the Code, on the same schedule and under the same terms and conditions as apply to the payment of the Employee Deferred Proceeds to holders of Common Stock; or

(b) in the case of an Event of Sale which is a change in ownership of assets within the meaning of Section 409A of the Code, on the same schedule and under the same terms and conditions as apply to the payment of the Employee Deferred Proceeds to the seller of assets; and

(c) in the case of any Employee Deferred Proceeds not addressed in (a) or (b), e.g., amounts not immediately available to holders of capital stock but reserved for satisfaction of potential expenses in an asset sale, or amounts due in connection with an Event of Sale which is neither a change in ownership nor a sale of assets within the meaning of Section 409A of the Code, within the time prescribed in the general rule, previously stated, at their then value, if any, as determined by the Bonus Pool Administrator, and taking into account all applicable risks and contingencies;

and provided further, however, that any cash bonus attributable to Employee Deferred Proceeds otherwise payable after the fifth anniversary of the Event of Sale and which is not subject to a substantial risk of forfeiture (as defined for purposes of Section 409A of the Code) through the date of payment, if ever, as determined as of the Event of Sale, shall be paid on the fifth anniversary of such Event of Sale at its then value, as determined by the Bonus Pool Administrator, and taking into account all applicable risks and contingencies.  For all purposes of computing any Pro Rata Employee Portion of the Bonus Pool Amount, proceeds in the Bonus Pool Amount in the form of marketable securities shall be taken into account at their respective market values.  Interest shall not be due on any deferred payments attributable to Employee Deferred Proceeds.

4.2                               Form of Payments.  The payment to each Participating Employee shall be made (i) in cash, to the same extent that cash is paid by the acquirer in the Event of Sale, (ii) in registered securities of a public issuer if and to the same extent that registered securities of a public issuer are paid by the acquirer in the Event of Sale, and (iii) in the form of either cash or securities of a private issuer or unregistered securities of a public issuer to the same extent that such securities are paid by the acquirer in the Event of Sale, provided that such securities are able to be issued to such Participating Employee in compliance with all applicable securities laws and regulations.  The Bonus Pool Administrator shall use good faith efforts to issue to all Participating Employees the securities identified in clause (iii) of the foregoing sentence in compliance with applicable securities laws and regulations;  however, in the event that the receipt by a Participating Employee of the securities identified in clause (iii) above is not permitted by applicable securities laws and regulations to receive such securities or in the event that a re-structuring of the Event of Sale in order to permit such receipt would jeopardize in any manner the consummation of the Event of Sale or otherwise result in any negative or undesired effect (in each case as determined at the sole discretion of the Bonus Pool Administrator), then in each case such Participating Employee shall be entitled to be paid in cash if and to the extent possible in the sole discretion of the Bonus Pool Administrator.

4.3                               Conditions to Payment.  As a condition precedent to the right to receive any payments for the Units, each Participating Employee shall execute and deliver (a) within the time period determined by the Bonus Pool Administrator in connection with a termination of employment prior to or an Event of Sale, which shall not exceed forty-five (45) days following the closing of an Event of Sale, a general release in the form attached hereto as Exhibit B (the “General Release”) and all waivers set forth therein (including the Age Discrimination in Employment Act waivers) shall have become effective, and (b) all agreements and documents as may be required by the acquirer or the Company in connection with the Event of Sale, including for example shareholder, indemnification, purchase, investor rights, lock-up, registration or other agreements, if the Participating Employee is to receive (or is entitled to receive) shares of capital stock or other securities as payment for the Units.  In addition, a Participating Employee’s right to receive any payment(s) under the Plan shall be contingent upon such Participating Employee’s continued compliance in all material respects with any applicable confidentiality, non-disclosure, inventions assignment, non-competition or non-solicitation agreement now or hereafter in effect between the Company and such Participating Employee.  Any amounts which would otherwise be paid (assuming a General Release is given) prior to the sixtieth (60th) day following the closing of an

Event of Sale (the “Payment Deadline”) shall be paid, if ever, only on the Payment Deadline, even if the Participating Employee’s release becomes irrevocable before that date, unless the Bonus Pool Administrator determines otherwise.

5.                                      Termination and Amendment of Plan

5.1                               Termination.  The Plan shall terminate and be of no further force or effect upon the earliest to occur of (a) the first underwritten public offering by the Company of shares of Common Stock pursuant to a registration statement filed by the Company with the Securities and Exchange Commission for the public offering and sale of securities by the Company, (b) the listing of the Common Stock for trading on a national securities exchange and (c) December 31, 2014, unless such date of termination is extended with the unanimous approval of the Company’s board of directors.  In addition, the Plan shall terminate with respect to any Participating Employee who shall not be entitled to payment hereunder for any reason, including the failure to comply with the terms and provisions of the Plan.

5.2                               Amendment.  The terms and provisions of the Plan may be amended, and the Plan may be terminated, prior to an Event of Sale by the Bonus Pool Administrator; provided that the percentage used in calculating the aggregate Bonus Pool Amount shall not be increased without the unanimous approval of the Company’s board of directors.  From and after an Event of Sale, the Plan shall continue in effect until all amounts payable hereunder have been paid.  All decisions of the Bonus Pool Administrator are final.  Any changes to the Plan require the approval of the Bonus Pool Administrator, and must be in writing.  The Company shall provide written notice to all Eligible Employees of any amendment or termination of this Plan.  Without limiting anything set forth in this paragraph, the Plan and the terms of any allocated Units may be modified from time to time with the approval of the Bonus Pool Administrator (and without the approval of any other persons) in order to minimize potential adverse tax consequences to the Participating Employee(s).

6.                                      Dispute Resolution

Any controversy, claim or dispute arising out of or relating to the Plan (other than any controversy, claim or dispute arising out of the interpretation and construction of this Plan, which shall be in the sole authority and discretion of the Bonus Pool Administrator as contemplated by Section 8.1) shall be settled by arbitration administered by the American Arbitration Association.  The arbitration proceedings shall be conducted before one neutral arbitrator unless one party requests a panel of three neutral arbitrators.  If one party makes a request for a panel of three neutral arbitrators, the arbitration proceedings shall be conducted before three neutral arbitrators, and the party or parties requesting a panel of three neutral arbitrators must bear any additional costs of the arbitration incurred because of the two additional arbitrators.  The place of the arbitration shall be Boston, Massachusetts.  The arbitrators will have no authority to award punitive damages but will have the authority to make awards incorporating relief of an equitable nature.  The arbitrator(s) shall apply the laws of the State of Delaware except where such law is contrary to the provisions of this section.

7.                                      Other Terms and Provisions

7.1                               Golden Parachute or Section 280G Requirements.  If any Participating Employee is a “disqualified individual” within the meaning of Section 280G of the Code as of the Event of Sale, such Participating Employee shall not be entitled to any payments in respect of his or her Units to the extent such payments, when aggregated with any other relevant payments or benefits received or to be received by that individual which constitute compensation would constitute a “parachute payment” within the meaning of Section 280G of the Code as a consequence of having become payable, if at all, in connection with the Event of Sale.  To the extent this Section may otherwise be applicable, the Company anticipates submitting this Plan to its shareholders for their approval at or prior to the Event of Sale, so that if such approval is obtained and otherwise satisfies the applicable requirements of Section 280G(b)(5)(B) of the Code, no payments will be limited by this paragraph.  Notwithstanding Section 1.2, all determinations required by this Section will be made by the Company at or prior to the Event of Sale.

7.2                               Withholding; Set-Off.  All payments to be made hereunder shall be subject to reduction for any applicable withholding taxes and off-set for any indebtedness or other amounts outstanding or due and owing from a Participating Employee to the Company on the date any payment is required to be made under the Plan.  In addition, if the Company, in its discretion, determines that it is obligated to withhold any tax in connection with any allocations or payments made hereunder, it is agreed that the Company may withhold from each Participating Employee’s wages or other remuneration or from the cash, freely tradable securities or other property otherwise payable to such Participating Employee in accordance with the Plan the appropriate amount of tax to the extent permitted by law.

7.3                               No Employment or Consulting Assurances.  This Plan (including any allocation of Units to a Participating Employee hereunder) is not a contract for employment or continued employment and nothing in this Plan imposes any obligation on the Company to continue, or any liability of the Company for the failure to continue, any Eligible Employee’s employment for any period of time, notwithstanding that the continuation of any employment may be required in order for such Eligible Employee to receive a portion of the Bonus Pool Amount under the Plan.

7.4                               Payments Not Deemed to be Salary; No ERISA Plan.  No payment payable under the Plan shall be deemed salary or other compensation to any Participating Employee for purposes of computing benefits to which a Participating Employee may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company or any of its subsidiaries for the benefit of employees or independent contractors except as may otherwise be specifically provided for by such plan or other arrangement.  This Plan is intended to constitute an “unfunded” plan for incentive compensation, and is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.  Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be considered to create a trust or fund, or any obligation to fund or otherwise secure the payment of any amounts due under the Plan, or any kind or fiduciary relationship between the Company and any Participating Employee herein or any of its other employees or a security interest of any kind in any property of the Company in favor of any Participating Employee herein or any other person.

7.5                               No Further Limitations.  The approval of this Plan by the Company’s board of directors and stockholders shall not be construed as creating any limitations on the power of the Company’s board of directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of cash incentives, stock options and restricted stock under existing or other plans or other arrangements.  Whether or not and, if so, on what terms the Company and/or its stockholders may enter into any transaction which may constitute an Event of Sale shall remain in the sole and exclusive discretion of the Company and its stockholders.

8.                                      Miscellaneous

8.1                               Interpretation Final;  No Liability.  The interpretation and construction by the Bonus Pool Administrator of any provision of the Plan shall be final.  The Bonus Pool Administrator may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate.  No member of the Bonus Pool Administrator, the chief executive officer (notwithstanding that he may also be a Participating Employee) with respect to his input as contemplated by the Plan, or the

Participating Employees to whom a majority of the Units have been allocated shall be liable for any action or determination made with respect to the Plan or pursuant to any provision hereunder.

8.2                               Successors and Assigns.  The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.  Without limiting the forgoing, at the effective time of any Event of Sale, this Plan shall be binding upon any surviving corporation or other entity in such Event of Sale by virtue of the Event of Sale and without the need for any further action on the part of the Company, the board of directors or such surviving corporation or other entity.

8.3                               Captions; Interpretation.  The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.  As used in this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

8.4                               Severability.   In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.5                               Governing Law.  The Plan shall be construed in accordance with and governed by the internal laws of Delaware, without giving effect to the principles of the conflicts of laws thereof.

Exhibit A

RADIUS HEALTH, INC.

2013 Employee Bonus Plan

Eligible Employees

Dated as of:  June 20, 2013

Kathleen Banks

Louis Brenner

Edith Estabrook

Michael Franken

Lauren Gallagher

Gary Hattersley

Kyle Haraldsen

B. Nicholas Harvey

Timothy Kachmar

Mary Lumpkins

Daniel McCarthy

Mayari Sanchez-Hernandez

Geoffrey Swire

Michael S. Wyzga

Exhibit B

RADIUS HEALTH, INC.

GENERAL RELEASE

THIS GENERAL RELEASE (“General Release”) is being executed and delivered as of                             ,               , on behalf of                                      (“Releasor”) to and in favor of, and for the benefit of, Radius Health, Inc., a Delaware corporation (the “Company”), and the other Releasees (as defined in Section 2).  Capitalized terms used but not defined herein shall have the same meanings given them in the Plan (as defined below).

RECITALS

A.                                    Releasor is a Participating Employee under the Company’s 2013 Employee Bonus Plan (as amended, the “Plan”).

B.                                    The Company has entered into a definitive agreement, which agreement contemplates consummation of an Event of Sale (as defined in the Plan) (the “Definitive Agreement”).

C.                                    Pursuant to Section 4.3 of the Plan, no Participating Employee shall receive any payment thereunder unless and until such Participating Employee has first executed and delivered to the Company, prior to any payment to such Participating Employee thereunder, a release in the form hereof, and the ADEA Waiver (as defined below) has become effective.

AGREEMENT

For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

1.                                      Release

Releasor, for himself or herself and for each of Releasor’s Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).  Notwithstanding the foregoing, the provisions of this Section 1 shall not release the Releasees from (i) any obligations arising under or created by this General Release, the Plan or the Definitive Agreement; or (ii) any disputes, claims, controversies, demands, rights, obligations, liabilities, actions or causes of action arising out of or related to any relationship or transactions between Releasor and Releasees to the extent such relationship or transactions come or came, as applicable, into existence upon or after the effective time of the incident Event of Sale (the “Effective Time”); provided, that Releasor, for himself or herself and for each of Releasor’s Associated Parties, shall not be deemed to have released or discharged any disputes, claims, controversies, demands, rights, obligations, liabilities, actions or causes of action seeking the payment of earned wages through the Effective Time pursuant to Chapter 149, Section 148 of the Massachusetts General Laws or any economic benefits of such Participating Employee’s equity holdings in the Company or which the Participating Employee has the right to acquire under any other security (including options) of the Company.  Moreover, nothing in this General Release prevents the Releasor from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that the

Releasor relinquishes his or her right to recover monetary benefits in connection with any such claim, charge or proceeding).

2.                                      Definitions

2.1                               The term “Associated Parties” shall mean and include: (i) Releasor’s predecessors, successors, executors, administrators, heirs and estate; (ii) Releasor’s past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by Releasor’s acts or signature) or over which Releasor directly or indirectly exercises control; and (iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

2.2                               The term “Releasees” shall mean and include: (i) the Company (and, after the Effective Time, any surviving entity and its affiliates); (ii) each of the direct and indirect subsidiaries of the Company; (iii) each other affiliate of Company; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses “(i)” through “(iv)” of this sentence, other than Releasor.

2.3                               The term “Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in Releasor’s capacity as a stockholder, director, officer, consultant, advisor or employee of the Company or in any other capacity, including but not limited to any claim or right asserted under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1967, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act (“WARN”), or Mass. Gen. Laws ch. 151B, each as amended, claims under federal and state whistleblower statutes to the maximum extent permitted by law, and any other federal, state or local statutes, regulations, ordinances or common law creating employment-related causes of action, and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written policy, understanding, promise contract or agreement.

2.4                               The term “Released Claims” shall mean and include each and every Claim that (i) Releasor or any Associated Party may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing prior to the Effective Time.

3.                                      Representations and Warranties.  Releasor represents and warrants that:

3.1                               Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

3.2                               To Releasor’s knowledge, no other person or entity has any interest in any of the Released Claims;

3.3                               This General Release has been duly and validly executed and delivered by such Releasor;

3.4                               This General Release is a valid and binding obligation of Releasor and Releasor’s Associated Parties, and is enforceable against Releasor and each of Releasor’s Associated Parties in accordance with its terms;

3.5                               To Releasor’s knowledge, there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best knowledge of Releasor, threatened against Releasor or any of Releasor’s Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by Releasor under this General Release;

3.6                               To Releasor’s knowledge, neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor’s Associated Parties is a party or by which Releasor or any of Releasor’s Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor’s Associated Parties is subject; and

3.7                               To Releasor’s knowledge, no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor’s Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

4.                                      Indemnification

Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys’ fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor’s Associated Parties.

5.                                      Waiver of Age Discrimination Claims

Releasor acknowledges that Releasor is knowingly and voluntarily waiving and releasing any rights Releasor may have under the ADEA (“ADEA Waiver”).  Releasor also acknowledges that the consideration given for the ADEA Waiver is in addition to anything of value to which Releasor was already entitled.  Releasor further acknowledges that Releasor has been advised by this writing, as required by the ADEA, that: (a) Releasor’s ADEA Waiver does not apply to any rights or claims that arise after the date Releasor signs this General Release; (b) Releasor should consult with an attorney prior to signing this General Release; (c) Releasor has [twenty-one (21)](1) days to consider this General Release (although Releasor may choose to voluntarily sign it sooner); (d) Releasor has seven (7) days following the date Releasor signs this General Release to revoke the ADEA Waiver portion of this General Release; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after Releasor signs this General Release.  Nevertheless, Releasor’s general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

(1)  This period should be 45 days if Releasor’s employment with the Company is being terminated in connection with the Event of Sale.

6.                                      Miscellaneous.

6.1                               This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Releasor and any of the Releasees relating to the subject matter hereof.

6.2                               Any term or provision of this General Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this General Release shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

6.3                               This General Release shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws).

6.4                               Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release shall be brought or otherwise commenced by any Releasee in any state or federal court located in the Commonwealth of Massachusetts. Releasor:

(a)                                 expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Commonwealth of Massachusetts in connection with any such legal proceeding;

(b)                                 agrees that each state and federal court located in the Commonwealth of Massachusetts shall be deemed to be a convenient forum; and

(c)                                  agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the Commonwealth of Massachusetts, any claim that Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

6.5                               Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

6.6                               If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by Releasor or any Releasee, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

6.7                               Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

6.8                               Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

6.9                               As used in this General Release, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

IN WITNESS WHEREOF, Releasor has caused this General Release to be executed as an instrument under seal as of the date first above written.

RELEASOR:

(Signature)

(Print Name)